Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Echo Therapeutics, Inc. on Form S-8 (File Nos. 333-164510, 333-152138, 333-92414, 333-101517, 333-106201, 333-122893, 333-134674, 333-143145 and 333-146607), of our report dated March 18, 2011, relating to the consolidated financial statements for the years ended December 31, 2010 and 2009, which is part of this Form 10-K.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 18, 2011